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                                  UNITED STATES

                         SECURITY AND EXCHANGE COMMSSION
                              WASHNGTON, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 14, 2004


                         Commission File Number: 0-29276
                                                 -------


                      FIRST ROBINSON FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its charter)


             DELAWARE                                       36-4145294
             --------                                       ----------
 (State or other jurisdiction                        I.R.S. Employer ID Number
 of incorporation or organization)


                 501 EAST MAIN STREET, ROBINSON. ILLINOIS 62454
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               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (618) 544-8621

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                                  NEWS RELEASE

Rick L. Catt, President                              FOR IMMEDIATE RELEASE
  And Chief Executive Officer                             May 14, 2004
First Robinson Financial Corporation
501 East Main Street
Robinson, IL  62454

                      FIRST ROBINSON FINANCIAL CORPORATION
                       DECLARES INCREASE IN CASH DIVIDEND

First Robinson Financial Corporation (OTC Bulletin Board: "FRFC"), the Holding Company for First Robinson Savings Bank, National Association, has announced that the Company will pay an annual cash dividend of $0.43 per share. This represents an increase of $0.03 per share or 7.5% over last year's $0.40 per share. The dividend will be payable on June 16, 2004 to shareholders of record on June 2, 2004. Rick L. Catt, President and Chief Executive Officer, stated that "The Board of Directors is pleased to provide an increase in the dividends paid to our shareholders. We are also proud of the Company's ability to pay an increased dividend each year since the Company's formation." Through its banking subsidiary, the Company operates three full-service offices and one drive-up facility in Robinson, Oblong and Palestine, Illinois.